Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-27894) pertaining to the Aon Savings Plan of Aon Corporation of our report dated June 22, 2007, with respect to the financial statements and schedule of the Aon Savings Plan included in this annual report (Form 11-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

Chicago, Illinois June 22, 2007